EXHIBIT 10.9

                TRANSACTION PROCESSING AND DEVELOPMENT AGREEMENT

AGREEMENT (the "Agreement"), dated as of July 21, 1998, by and between MedE America Corporation, a Delaware corporation ("MedE"), and Medic Computer

Systems, Inc., a North Carolina corporation ("Medic").

         WHEREAS, Medic provides electronic data interchange ("EDI") services to certain hospitals, physicians and other health care service providers; and

         WHEREAS, Medic wishes to engage MedE to provide transaction or claims processing services via EDI for transmitting claims to insurance carriers;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the parties hereto hereby agree as follows:

         Section 1. Definitions.

         "Medic/MedE System" shall mean the system currently used by MedE to process transactions with Payors and other entities providing claims coverage via EDI on behalf of its customers as such system shall be customized and otherwise altered and modified in accordance with the terms of this Agreement for use by MedE, Medic and the Payors in connection with the MedE Services under this Agreement, and used on communications and data server hardware (existing or newly acquired), together with separate data storage systems, that are server-integrated into MedE's network, all as further defined in Schedule 1 (Medic/MedE System).

         "Medic Subscribers" shall mean any individuals or group "providers" or other organizations that have licensed Medic software products for submission of claims or other transactions to Payors. The term "Medic Subscribers" shall not include any third party claims clearinghouses.

*****   This material has been omitted  pursuant to a request for  confidential treatment and filed separately with the Securities and Exchange Commission.

         "Payor"  shall  mean  any  insurance  company  or  other   organization
providing health care coverage, including Blue Cross/Blue Shield, Medicare, Medicaid, HMOs and commercial health insurance companies.

         Section 2. MedE Services; Transaction Information. (a) Subject to and in accordance with the terms and conditions of this Agreement, MedE will provide claims and transaction processing services (the "MedE Services") to Medic in accordance with Schedule 2(a) (Medic/MedE Transaction Processing Relationship Guidelines).

         (b) Medic and MedE shall transmit claims, remittance, transaction and other information to each other in the standard data format (the "Data Format") set forth on Schedule 2(b) (Standard Data Format). MedE shall be responsible for configuring the Medic/MedE System, including the electronic link with Medic's system, to the Data Format and updating the Medic/MedE System to accommodate any changes in such Data Format that the parties may mutually agree upon. Medic shall be responsible for configuring its own system to the Data Format.

         (c) MedE shall have no responsibility to verify, check or otherwise inspect any claims, transaction or other information transmitted by Medic, except as may be necessary to keep an accounting of the number of records, the number of claims and transactions and the total dollar amount of the claims and transactions transmitted for processing.

         (d) Medic shall use all reasonable efforts to ensure that any data submitted to MedE shall be correct and complete, and in the Data Format (as set forth in Schedule 2(b)). MedE shall notify Medic promptly of any claims or transactions that are rejected by any Payor or if MedE discovers or learns of any errors in any claims, transaction or other data transmitted by Medic. If any data supplied by Medic is in error because it is not correct or complete or in the proper format, Medic shall have sole authority to make any corrections of such errors and, upon making any such corrections, shall retransmit such corrected data to MedE unless, upon Medic's written request, Medic engages MedE to correct any such data, such as in the case of formatting errors, for a reasonable service charge as MedE may propose and the parties may agree upon.

         Section 3. Payor Arrangements. (a) MedE shall add and integrate Payors to the MedE Services by (i) using its best efforts to enter into agreements with each of the Payors listed on Schedule 3(a) (Payor Schedule) for the submission of claims and other transactions via EDI (each such agreement, a "Payor Agreement") and (ii) upon entering into any such Payor Agreement, establishing electronic links, in accordance with Section 4, with each such Payor. MedE shall furnish to Medic copies of its standard form(s) of "payor agreement," including any revised versions thereof.

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

         (b) MedE shall have primary responsibility for negotiating such Payor Agreements. MedE shall use its best efforts to negotiate with each Payor the most favorable terms possible, including as to the amount of revenues per claim or transaction (the "Revenue Rates") to be paid by such Payor, subject to
Schedule 3(b) (Revenue Rates) in respect of any Revenue Rates in the amounts described therein. MedE shall consult with Medic regarding any terms proposed to be included in such Payor Agreements which differ from any of MedE's standard form(s) of "payor agreement" as previously furnished to Medic. Medic shall use its best efforts to cooperate with MedE in establishing agreements with Payors.

         (c) MedE shall use its best efforts to cause each Payor with whom MedE enters into a Payor Agreement to enter into a Recognition and Nondisturbance Agreement substantially in the form of Exhibit A. MedE shall not enter into any Payor Agreement with any Payor which refuses to enter into such Recognition and Nondisturbance Agreement simultaneously with such Payor Agreement without
Medic's  prior  written   consent  (which  consent  shall  not  be  unreasonably
withheld).

         Section 4. Development Milestones. MedE shall perform its obligations under Section 3(a) in accordance with the development milestones (each, a "Development Milestone") set forth in Schedule 4 (Development Milestones). If, upon reaching the date on which any Development Milestone is scheduled to be met, the aggregate transaction volumes represented by any Payors that have been added to date is ***** then Medic shall have the right to terminate the Agreement without further obligation to MedE, provided, however, that in order to avoid termination, MedE may propose, for Medic's approval (which approval shall not be unreasonably withheld), a plan of action for prompt cure of its failure to achieve such Development Milestones within a commercially reasonable period of time, provided, further, that Medic may condition its acceptance of such plan of action and waiver of its right to terminate upon payment of a reasonable estimate of what is likely to be the shortfall at July 1, 1999 into escrow, to be released (x) to Medic in the event of any failure to meet the July 1, 1999 Processing Milestone or, if earlier, upon the termination by Medic as a result of any Termination Event set forth in clauses (i), (ii), (iii), (v),
(vii) or (ix) of Section 18(a) or (y) to MedE if the July 1, 1999 Processing Milestone is met or, if earlier, upon any termination by MedE due solely to any Termination Event set forth in clauses (iv), (vi) or (viii) of Section 18(a). For the purposes of this Section 4, the "aggregate transaction volumes" of any Payors shall be calculated by reference to the transaction volumes set forth in
Schedule 3(a) with respect to each of the Payors.

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

         Section 5. Medic/MedE System; Development. (a) MedE will, in a professional and diligent manner, develop, operate, maintain and support the Medic/MedE System (including but not limited to any and all electronic links to Medic or any of the Payors) in accordance with the development specifications set forth in Schedule 5(a) (Development Specifications). Without limiting the foregoing, MedE shall be responsible for any and all development, maintenance and support of any electronic links to Medic and each Payor to ensure that any and all transactions processed via EDI over any such electronic links are, and shall continue to be, processed in a timely, accurate and error free manner. Medic shall provide all reasonably necessary cooperation to enable MedE to perform its duties hereunder.

         (b)  Any  electronic   links   established  with  any  Payor  shall  be
established in accordance with the procedures set forth in Schedule 5(b) (Payor Implementation Guide).

         (c) Medic and MedE acknowledge that the Medic/MedE System, including any electronic links to Medic and to each Payor, shall be tested by Medic and MedE in accordance with Section 6 to the satisfaction of both MedE and Medic.

         (d) MedE shall ensure that the Medic/MedE System shall conform with the performance and scalability criteria set forth in Schedule 5(d) (Medic/MedE System Performance and Scalabilty Criteria) throughout the Term.

         (e) Medic and MedE acknowledge that MedE shall have no responsibility for, and shall be provided no access to, any of Medic's systems or the systems of any Medic Subscriber.

         (f) Medic may request in writing from time to time (the "Medic Request") that MedE provide a service not heretofore provided or proposed to be provided by MedE to Medic of establishing an electronic link to a Payor not covered by Schedule 3(a) with whom Medic may want to have a link to process commercial claims (each an "Additional Service"). ***** Any such Additional Service to be provided by MedE pursuant to this Section 5(f) shall be deemed to be a part of the

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


"MedE Services" and shall be developed, commercially implemented, tested and provided by MedE in accordance with and subject to the terms of this Agreement*****

         Section 6. Testing. Upon completing any stage of development of the Medic/MedE System, establishing any electronic link to Medic or any Payor or commencing live operation of the Medic/MedE System or upon the reasonable request of MedE or Medic at any time, MedE and Medic shall run, as and when appropriate, such in-house tests, live tests or client tests set forth in
Schedule 5(b) or such other tests as either Medic or MedE may deem reasonably necessary or appropriate to determine if the Medic/MedE System operates without any material incorrect functioning, material incorrect results or other material errors (each, an "Error"). If upon running such tests Medic or MedE determines that the Medic/MedE System contains Errors, MedE shall, as soon as commercially reasonable (but in any event within five (5) business days), correct any and all such Errors. Medic and MedE shall conduct further tests on any corrected Medic/MedE System. Medic shall, as soon as commercially reasonable (but in any event within five (5) business days), correct any Errors caused by Medic or within Medic's control.

         Section 7. Processing Milestones. (a) MedE shall perform the MedE Services in accordance with each of the claims and transaction processing milestones (each, a "Processing Milestone") set forth on Schedule 7(a) (Processing Milestones).

         (b) If MedE  exceeds  any  Processing  Milestone,  Medic shall pay MedE

***** .

         (c) If MedE fails to meet any Processing Milestone, as a result of its failure (i) to enter into agreements with or connect to Payors or (ii) to perform MedE Services to standard, MedE will pay such damages to Medic as provided in Schedule 7(c) (Damages Relating to Processing Milestones).

         Section 8.  Payments.  (a) Each  party  shall pay the other  party,  in


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

accordance with Section 8(b), any and all amounts owing to such other party as set forth in Schedule 8(a) (Payment Schedule).

         (b) Within twenty (20) days after the end of each month during the Term (each such month, a "Commission Period"), MedE shall

                  (i) provide Medic with (A) a statement of accounting (each, a "Statement of Accounting") of all transactions and claims processed through the MedE Services for Medic Subscribers during, and through the end of, such Commission Period just completed and (B) an invoice (each, an "Invoice") of any and all transactions processed by the MedE Services during, and through the end of, such Commission Period in respect of which Medic owes MedE any transaction fees in accordance with Schedule 8(a) or as otherwise agreed in writing by the parties; and

                  (ii) pay to Medic, by wire transfer to an account or accounts designated by Medic from time to time, the amount equal to (A) Medic's commissions owing or payable by any Payors, in accordance with the relevant Revenue Rates, for any and all transactions and claims required to be set forth in the Statement of Accounting for Medic Subscribers, less (B) any amounts retained by MedE as payment for any undisputed and unpaid transaction fees for which an Invoice has been submitted to Medic pursuant to Section 8(b)(i)(B); provided that, notwithstanding the foregoing, if MedE manages the cash flow from Payors such that significant revenues are received from any Payors prior to such twentieth day following the end of each Commission Period, MedE shall make reasonable arrangements to pay to Medic such commissions owing to Medic in a timely manner.

         Section 9. Medic/MedE System; Use and Maintenance. (a) MedE shall grant, and hereby grants, to Medic a nonexclusive, non-transferable (except as provided in Section 28), worldwide, perpetual (subject to the terms hereof), irrevocable, royalty-free, fully paid-up right and license to use (i) the software comprising the Medic/MedE System and (ii) upon any Termination Event (other than any termination due solely to any Termination Event set forth in Sections 18(a)(iv) and 18(a)(vi)), the source code of the Medic/MedE System and any other Escrowed Materials relating to the Medic/MedE System, solely for the purpose of enabling Medic to provide claims and transaction processing services directly to the Medic Subscribers (in the case of any source code, such use shall include the creation of derivative works thereof to be used solely for the aforementioned purpose). In certain circumstances, as provided in Section 18(b)(i),


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

Medic shall pay an additional one-time fee upon delivery of such Escrowed Materials

         (b) MedE shall make any upgrade, update, correction or other modification to the Medic/MedE System that becomes necessary or appropriate due to (i) any changes in applicable laws, rules or regulations, (ii) any changes in a Payor's system or interface, (iii) any change in the preferred data communications medium used by MedE or any Payor or (iv) any corrections of any Errors, provided that in the case of clause (iv), MedE shall use its best efforts to correct any Errors which impact the ability to accurately process claims as promptly as possible (but in any event within two (2) business days) after becoming aware of such Error. Prior to undertaking any such upgrade, update, correction or other modification, MedE shall consult with Medic. If Medic wishes to modify the preferred data communications medium used by it, or wishes for MedE to otherwise modify the Medic/MedE System, Medic shall so inform MedE. If such modification does not require that MedE implement any unique or proprietary operating methods, and can be effected without unreasonable cost, MedE shall use its best efforts to accommodate such requests. MedE shall respond to any other requests for modifications by providing in good faith an estimate of the time and cost involved in such modifications (which costs, if the modifications are undertaken, shall be borne as MedE and Medic shall in good faith agree).

         (c) Except for (and only to the extent of) the limited license to use the software comprising the Medic/MedE system set forth in Section 9(a) above, Medic acknowledges and agrees that MedE owns and retains all right, title and interest of any sort whatsoever in and to the Medic/MedE System and all elements thereof (excluding, however, the "Medic Data" (as defined herein)), including the software and hardware used in the system. Medic further confirms its understanding that the Medic/MedE System and all specifications, manuals, other documentation and materials (other than the Medic Data), and all improvements, corrections and modifications related thereto to the extent developed by MedE (or its developers), are and shall remain the sole substantial proprietary interests and valuable trade secrets of MedE.

         (d) MedE  shall be  solely  responsible  for any and all  internal  and external costs, expenses and disbursements incurred in connection with development, operation, support and maintenance of the Medic/MedE System. Without limiting the foregoing, MedE shall be responsible for any and all license fees, royalties and other payments to third parties for development platforms or software used in connection with or incorporated in the Medic/MedE System.

         (e)  Medic  shall  pay to MedE a  service  fee in the  amount  of *****


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

provided that, without limiting Medic's rights under Section 9(a), upon any termination of this Agreement prior to September 30, 2000 (except a termination due solely to a Termination Event set forth in Section 18(a)(iv)), there shall be no further obligation on the part of Medic to pay any subsequent installment.

         (f) During the Term, Medic shall not attempt to obtain the source code to the Medic/MedE System except as expressly permitted under Section 9(a) hereof, including without limitation by means of decompilation, disassembly or other means, and shall make no copies of the software other than archival or back-up copies or as otherwise specifically authorized.

         (g) Medic may export any part of the software comprising the Medic/MedE System, directly or indirectly, to any country outside the United States or Canada so long as Medic complies with all applicable laws (including the International Traffic in Arms Regulations (ITAR 22 CFR 1-130) of the U.S. State Department, Office of the Defense Trade Controls as and to the extent applicable).

         Section 10. Medic Subscriber Database. (a) All right, title and interest in and to any and all information relating to Medic Subscribers (including any claims, transactions and other information submitted by Medic for processing by the MedE Services and any claims remittances and other information provided by any Payors upon adjudication of any claims and transactions) (collectively, the "Medic Data") are and shall be owned exclusively by Medic. MedE shall not have the right to use, license, rent, sell or otherwise make available any such information for any purpose (other than to the relevant Payor or otherwise for the benefit of Medic as specifically provided in this Agreement).

         (b) MedE shall develop and maintain a database of the Medic Data (to be built on an Informix database platform or such other platform as the parties may mutually agree) (the "Medic Database") that shall at all times be segregated and secure from any database or information of any other vendors and customers of MedE. MedE will give Medic direct electronic remote access as may be reasonably necessary or desired to conduct searches, queries and generate reports of the Medic Data between the hours of 7 A.M. and 9 P.M. (EST) for database queries and reporting. If Medic requires access outside these hours, MedE and Medic will cooperate in good faith to work out a mutually agreeable solution to provide Medic with additional access. Further, at the end of each quarter during the Term, MedE shall provide Medic with a complete copy, in its entirety, of the Medic Database. From time to time, upon Medic's request, MedE will provide documentation of the schema details in a format indicating both table structures and


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

relationships, including updates as and when changes to the schema are made.

         (c) MedE shall provide, at MedE's cost, for ten (10) concurrent users licenses of the Medic Database as is currently permitted by the Informix licenses between Informix and MedE. Should Medic need to increase the number of concurrent users, MedE will acquire any additional Informix licenses as needed to accommodate the additional number of concurrent users specified by Medic, provided, however, that MedE shall only be responsible to pay any costs thereof up to $15,000 in the aggregate (i.e., for the ten concurrent user licenses provided above plus any additional concurrent user licenses) and if such costs exceed $15,000, Medic and MedE shall negotiate in good faith to determine which party shall bear any additional costs in excess of $15,000. Medic and MedE shall work together to negotiate appropriate license fee rates with Informix.

         Section 11. Resources; Project Manager. (a) MedE will commit adequate resources (including technically competent personnel) to ensure timely and satisfactory performance of its obligations hereunder. MedE (and its development personnel) shall deal exclusively (except for those minor development efforts currently underway pursuant to existing contractual obligations of MedE) with Medic with respect to ******* for the longer of (a) ******* years or (b) ****** following the expiration of such ******* year period.

         (b) MedE will designate one member of its personnel to serve as the project manager for the performance of the MedE Services and MedE's other obligations hereunder (the "Project Manager"). Such Project Manager will serve as the primary contact person at MedE for Medic. MedE shall in good faith take into account any comments raised by Medic in the event that Medic is dissatisfied with such Project Manager's performance.

         (c) Medic will designate one member of its personnel to serve as the project manager to be the primary contact for MedE in relation to the performance of the MedE Services (the "Medic Project Manager").

         Section 12. Responsibilities of Medic. (a) Medic represents and agrees that it will not use the Medic/MedE System as a conduit to provide services to any third party clearinghouse or company engaged in a business substantially similar to that of MedE absent the express prior written consent of MedE.

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

         (b) Medic represents and agrees that it will use the Medic/MedE System in accordance with the reasonable conditions, rules, and regulations which are established or specified by MedE in writing from time to time for all of MedE's customers and as are set forth in any manuals, materials, documents, or instructions furnished by MedE in advance of their effectiveness to its customers (including Medic), provided that Medic shall not be required to comply with any conditions, rules or regulations that conflict with any provisions of this Agreement or materially adversely affect the ability of Medic to use the Medic/MedE System as contemplated herein.

         Section 13. Training; Customer Service. (a) MedE shall provide training to Medic personnel in the use of the Medic/MedE System and the Medic Database (including operation of any electronic access, as well as use of any search, query and reporting functions). The duration and nature of this training shall be pursuant to terms to be mutually agreed upon.
         (b) MedE and Medic acknowledge that MedE shall not provide customer service directly to any Medic Subscriber (including any customer of any Medic Subscriber). MedE shall provide first-line support (e.g., telephone, on-site and other support) to the Payors and second-line support to Medic, who shall be responsible for providing first-line support to Medic Subscribers (including their customers). In order to insure that Medic will be able to provide customer service to Medic Subscribers and their customers, MedE will provide the support services set forth on Schedule 13(b) (Customer Service).

         Section 14. Disaster Recovery. Within forty-five (45) days prior to the date that MedE commences processing transactions hereunder, MedE shall establish, purchase or lease, and thereafter maintain at its own expense and to the satisfaction of Medic, a fully redundant system which may be in the form of MedE's main non-Medic server and system, coupled with a geographically-remote secondary fully redundant system, as well as daily off-site back-up of the Medic Database (the "Disaster Recovery System") to be made available to Medic in event of a natural disaster, hardware failure, data communications problem or other unplanned interruption of, or inaccessibility to, the Medic/MedE System, such that MedE will be able to process 100% of Medic's then current EDI transaction volume within twenty-four (24) hours of such disaster or problem. MedE shall be responsible for, subject to Medic's approval, the development, testing and implementation of a viable contingency plan for accessing and using the Disaster Recovery System in the event of a disaster.

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

         Section 15. Representations and Warranties. (a) Each of MedE and Medic represents and warrants to the other party that it has full legal right and authority to enter into this Agreement and perform its respective obligations contained herein, and that no agreement or understanding with any other person or entity exists or will exist which would interfere with such party's respective obligations hereunder.


         (b) Further, MedE hereby represents and warrants and covenants to Medic that:

                  (i) the Medic/MedE System (which includes any communications and data servers and other hardware installed and any software portions used by MedE and any software portions delivered by MedE for use by Medic or any of the Payors) is, and will be, capable of performing in all material respects the functions for which the Medic/MedE System is intended as contemplated herein;

                  (ii) the Medic/MedE System has been screened for, and does not contain any virus, back door, drop lock or similar or other programming code or instruction that is intentionally constructed to (x) damage, interfere or otherwise adversely affect the operations of the Medic/MedE System or any systems of Medic, any of the Payors or any of the Medic Subscribers or (y) permit unauthorized electronic, remote or other access by any person or entity through modem or other means or medium, in each case without the consent or intent of the party utilizing any portion of such Medic/MedE System;

                  (iii)  except for such third party  software  or other  rights disclosed by MedE on Schedule 15(b)(iii) (Third Party Software and Other Rights), (x) MedE owns or will own the entire Medic/MedE System, including any modification, upgrade, enhancement and customization thereof or thereto, (y) no license or other right to use any third party software or other intellectual property is or will be required to develop, operate, maintain or support the Medic/MedE System, and (z) the delivery, installation and use of the Medic/MedE System as a whole does not and will not infringe or otherwise conflict with the rights of any other person or entity;

                  (iv) the Medic/MedE System, together with the rest of MedE's network system, or any part thereof that contains or calls on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, is and will be able to


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


       record,   store,   process  and  provide  true  and  accurate  dates  and
       calculations for dates and spans of dates including and following January 1, 2000; and

                  (v) assuming the assignment or sublicense of the third party software listed on Schedule 15(b)(iii) in accordance with Section 18(b)(i) and when used in connection with any telecommunications and data lines used by MedE to make any physical links with Medic and the Payors (which are being retained by MedE), the software portions of the Medic/MedE System and the other Escrowed Materials, together with the data and communications servers included in the Medic/MedE System, comprise all of the software and hardware necessary to operate the MedE Services, including without limitation on a standalone basis, in the manner contemplated by this Agreement.

         (c) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, AND MEDIC HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO MEDIC/MEDE SYSTEM AND THE PROVISION OF THE MEDE SERVICES.

         Section 16. Escrow. Within sixty (60) days after the date hereof, Medic and MedE, together with an escrow agent located in the United States to be selected by Medic, shall negotiate in good faith to agree upon an escrow agreement (the "Escrow Agreement") containing commercially reasonable terms and conditions that are standard in the industry. Such Escrow Agreement shall provide for deposit of the materials relating to the Medic/MedE System that are described on Schedule 16 (Escrowed Materials) and ------ shall provide for the release of such Escrowed Materials upon the occurrence of a Termination Event in accordance with Section 18, other than a Termination Event solely declared by MedE pursuant to clause (iv) or (vi) of Section 18(a).

         Section 17. Term. The term (the "Term") of this Agreement shall commence upon the date hereof and, unless terminated sooner pursuant to Section 18, shall continue in effect until June 30, 2003 (the "Initial Term"), provided that the Term shall continue for additional one-year periods (each, a "Renewal Period") unless either party notifies the other party in writing at least twelve
(12) months prior to the expiration of the Initial Term or any Renewal Period, as applicable, of such party's desire to terminate the Agreement.

         Section 18. Termination. (a) This Agreement may be terminated upon written notice upon the occurrence of any of the following (each, a "Termination Event"):

                  (i) upon mutual agreement of Medic and MedE;

                  (ii) by MedE, upon not less than six (6) months prior written notice, if for reasons beyond MedE's control, the project fails to meet the Processing Milestones and MedE processes in any year less than ***** of the total transaction volume that would have been processed had the timetable been met;

                  (iii) by Medic, upon any failure by MedE (through no fault of Medic) to meet any Processing Milestone by ***** or more of the transaction volumes corresponding to such Processing Milestone;

                  (iv) by MedE, upon a material breach of any representation, warranty, covenant or agreement by Medic (other than as provided by Section 18(a)(viii)), which breach is not cured within thirty (30) days after receipt of notice of such breach, provided that for the purposes of this Agreement, a "material breach" shall include, but shall not be limited to,
     (x) Medic fails or refuses to pay any amount due hereunder to MedE, except any amount which is being disputed in good faith by Medic, (y) Medic fails to substantially perform any obligation contained herein which, by its terms, is required to be performed by a certain deadline or within a certain time period (notwithstanding Medic's best efforts to do so) or (z) a series of breaches each of which individually may have been cured or are not material, but in the aggregate, constitute a material breach or indicate a pattern of breaches;

                  (v) by Medic, upon a material breach of any representation, warranty, covenant or agreement by the other party which is not cured within thirty (30) days after receipt of notice of such breach, provided that for the purposes of this Agreement, a "material breach" shall have occurred if, without limitation, (w) MedE fails or refuses to pay any amount due hereunder to Medic, except any amount which is being disputed in good faith by MedE, (x) the Medic/MedE System or any material component thereof continues to exhibit Errors, or the Medic Database continues to be unable to be accessed or searched, in either case causing disruptions in or repeated periods of downtime of the MedE Services or customer service of Medic or Medic Subscribers (notwithstanding MedE's remedial or maintenance efforts) during any 45-day period (which shall include the 30-day notice period), (y) MedE fails to substantially perform any obligation  contained  herein  which,  by  its  terms,  is  required  to be performed by a certain deadline or within a certain time period (notwithstanding MedE's best efforts to do so) or (z) a series of breaches each of which individually may have been cured or are not material, but in the aggregate, constitute a material breach or indicate a pattern of breaches;

                  (vi) by MedE, if Medic becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise;

                  (vii) by Medic, if MedE becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise;

                  (viii) by MedE, if Medic materially breaches its obligations contained in Section 20, unless Medic cures such breach within thirty (30) days after receipt of notice thereof; or

                  (ix) by Medic, upon any "change of control" of MedE, which shall be defined to have occurred if a non-financial buyer acquires, directly or indirectly, beneficial ownership of 35% or more of the then outstanding voting shares or share equivalents of MedE, provided that Medic's termination right in this Section 18(a)(ix) may be exercised upon and at any time within eight (8) months after the occurrence of such change of control of MedE during which such non-financial buyer continues to be a shareholder, provided, further, that prior to the occurrence of such "change of control" event, MedE and Medic may agree upon a notice period of such termination.

         (b) Upon any termination or expiration of the Agreement (subject to Section 18(d) below):

                  (i) MedE shall deliver (or allow to be delivered out of escrow), and Medic shall receive, (x) the software portions of the Medic/MedE System, together with good and merchantable title to, and the manufacturers' warranties on and any support arrangements relating to, the data and communications servers, and any and all Escrowed Materials (whether out of escrow or otherwise), in each case, free and clear of any liens, security interests and other encumbrances, provided that such software portions thereof shall be subject to the limited license granted under Section 9(a) hereof, and (y) assignment or sublicense of any and all third party software components used as part of or in connection with the development, operation, maintenance and support of the Medic/MedE System, so long as (i) the owner of such software shall have consented to such assignment or sublicense and
     (ii) Medic agrees to assume and perform any ongoing obligations in respect of any such assigned or sublicensed third party software. If, and only to the extent that, the Medic/MedE System relies on any third party software to be so assigned or sublicensed, and either (i) the owner of such software does not consent to such assignment or sublicense or (ii) Medic does not agree to assume the ongoing obligations with respect to such software as aforesaid, then MedE makes no representations of any nature whatsoever relating to the Medic/MedE System and Medic accepts the Medic/MedE System "AS-IS, WHERE-IS" in respect of those portions of such Medic/MedE System that depend upon the use of such third party software. The delivery of the Medic/MedE System and other Escrowed Materials to Medic in accordance with this Section 18(b)(i) shall be at no additional cost to Medic, except that if any such termination or expiration is due to (A) either (x) the nonrenewal or nonextension of the Initial Term or, if applicable, any Renewal Period or (y) a Termination Event as set forth in Section 18(a)(ix), Medic shall pay to MedE a one-time payment of ***** to be paid upon satisfactory delivery of the items to be delivered by MedE in accordance with this Section 18(b)(i), or (B) a Termination Event pursuant to Section 18(a)(viii), Medic shall be required to purchase the items to be delivered by MedE in accordance with this Section 18(b)(i) for a one-time payment of ***** to be paid upon satisfactory delivery of such items.

                  (ii) MedE shall provide Medic with (x) reasonable support, training and assistance that is mutually agreed upon in effecting a smooth transition and assisting Medic personnel in the use of the Medic/MedE System, for a period not to exceed six (6) months, consisting of certain periods of support, training and assistance for free and thereafter at rates to be agreed and (y) cooperation in conversions to new providers for a period of six months on terms that are reasonable. - -

                  (iii) Any residual transactions that remain to be processed by MedE upon the termination of this Agreement will be processed upon terms that will be mutually agreed to, but that shall not be less favorable than those that were in effect immediately prior to the termination of this Agreement.

                  (iv) MedE shall provide reasonable assistance at no additional cost to Medic in connection with effecting a smooth transition to Medic or a new provider.

         (c) Notwithstanding anything to the contrary contained herein, Sections 8(b), 9(a), 9(c), 10(a), 15, 16, 18(b), 18(c), 18(d), 19, 21, 23, 24, 25, 31, 32
and 33 shall survive any expiration or termination of this Agreement.

         (d) Notwithstanding anything to the contrary set forth herein, in the event of a termination solely due to a Termination Event set forth in clause
(iv) or (vi) of Section 18(a), (1) Medic shall have no entitlement to possess or use the Medic/MedE System for any purpose whatsoever, (2) Medic shall promptly return to MedE and/or delete all elements of the Medic/MedE System in its possession or control, and (3) Medic shall not be entitled to any of the benefits set forth in Section 18(b) hereof.

         Section 19. Indemnification. (a) MedE shall indemnify, defend and hold harmless, and shall pay and reimburse, Medic, Medic Subscribers and its and their respective employees, officers, directors, representatives, customers and agents for any and all suits, proceedings, claims, actions, judgments, settlements, losses, damages, liabilities, debts, costs and expenses (including attorneys' fees and disbursements) resulting from or arising out of (i) any alleged or actual infringement of or other conflict of the Medic/MedE System with any third party's intellectual property, proprietary or other rights, (ii) any breach of any representation and warranty contained in Section 15(b)(iii), or (iii) any breach of any other representation or warranty or any covenant or other obligation of MedE hereunder, provided, however, that MedE's indemnification obligation hereunder shall continue during the Term and thereafter (x) in the case of the foregoing Section 19(a)(iii), for one additional year following any expiration or termination of the Term and (y) in the case of the foregoing Section 19(a)(i) or Section 19(a)(ii), for five additional years following any expiration or termination of the Term.

         (b) Except as provided in Section 19(a), Medic shall indemnify, defend and hold harmless, and shall pay and reimburse, MedE and its respective employees, officers, directors, representatives, customers and agents for any and all suits, proceedings, claims, actions, judgments, settlements, losses, damages, liabilities, debts, costs and expenses (including attorneys' fees and disbursements) resulting from or arising out of (i) any claim by any Medic Subscriber relating to Medic's performance of its obligations to any Medic Subscriber or (ii) any breach of any representation, warranty, covenant or other obligation of Medic hereunder.

         Section 20. Exclusivity. (a) Scope of Exclusivity. During the Term, subject to Section 20(b) and 20(c), MedE will be the exclusive EDI processor for Medic in respect of claims and transactions that can be processed by the MedE Services, including, without limitation, in respect of any Payors which have been added and integrated into the MedE Services (i.e., a Payor with which MedE has established a Payor Agreement and EDI link) and to which Medic shall submit any and all claims and transactions of Medic Subscribers covered by such Payor for processing by the MedE Services.

         (b) Medic and MedE Obligations. ***** With respect to competitiveness as to price and other terms (i) MedE shall have the opportunity to match bona fide, written independent third-party offers received by Medic, provided that Medic shall have the right ro give such transaction processing business to such relevant independent third party if MedE fails to match the terms of such independent third party's offer (including as to price, service standards and other terms); and (ii) MedE shall give Medic the benefit of any terms (including as to price, service standards and other terms) which MedE has agreed with any other similarly situated customer or third party which are more favorable than the terms agreed with Medic.

         (c) Certain Exceptions to Exclusvity. Notwithstanding anything to the contrary contained herein, the parties acknowledge that Medic shall not be bound by, or be deemed to have breached, any obligations of exclusivity or otherwise hereunder if: *****

         Section 21. Limitation of Liability. (a) In no event shall either party be liable for indirect, special, or consequential damages (including loss of profits or damage to business reputation), even if such party has been advised of the possibility of such damages, except as specifically provided in Section 4 and 7(c).

         (b) During the Initial Term, such penalties and damages payable pursuant to Sections 4 and 7(c) shall not exceed ***** in the aggregate. No such limit on the amount of damages and penalties payable during any Renewal Period shall apply unless mutually agreed upon by the parties.

         (c) Notwithstanding anything to the contrary contained herein, each party's total cumulative liability to the other party under this Agreement shall be limited to ***** and each party releases the other party from any and all obligations, liability, claims or demands in excess of such limitation.

         Section 22. Compliance with Laws. Each of Medic and MedE agrees that, with respect to its respective performance hereunder, it shall comply with any and all applicable laws and regulations (including without limitation any confidentiality requirements established by the Health Care Financing Administration and any state health care authorities).

         Section 23. Confidentiality. (a) Each party shall, and shall cause their respective affiliates and any of its and their respective officers, consultants, principals, agents, employees and directors to, use all reasonable efforts to (a) protect the other party's confidential information and (b) not disclose, nor permit unauthorized access to, the other party's confidential information, without the prior written consent of such other party.

         (b) In the event that either party (the "Disclosing Party") is required under applicable law to disclose any confidential information of the other party (the Non-Disclosing Party"), including in connection with any filings to be made with the Securities Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934 as amended, such Disclosing Party shall give the Non-Disclosing Party prompt written notice of such requirement so that the Non- Disclosing Party may seek an appropriate confidential treatment or protective order of such confidential information or portions thereof. If in the absence of a protective order the Disclosing Party is compelled to disclose such confidential information, such Disclosing Party may disclose such portion of such confidential information that in the opinion of the Disclosing Party's counsel such Disclosing Party is compelled to disclose, without liability under this Agreement, provided, however, that such Disclosing Party shall give such Non-Disclosing Party written notice of the confidential information to be disclosed as far in advance of its disclosure as is practicable and shall use reasonable efforts to obtain assurances that confidential treatment, if available, will be accorded to such confidential information.

         (c) The parties acknowledge that the term "confidential information" as used herein will include the terms of this Agreement (including any Schedules hereto) and the Medic/MedE System, the Medic Data and Medic Database, and all specifications, manuals, other documentation and materials, and all improvements, corrections and modifications related thereto.

         (d) The obligations of each party hereto under this Section 23 shall not apply to any information that: (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public (other than by a breach of this Agreement); or (iii) otherwise becomes available on a non-confidential basis by a third party who is not under an obligation of confidence to either party hereto. Section 24. Maintenance of Records; Audit. (a) Each of Medic and MedE agrees that it shall maintain a copy of this Agreement and any books, documents, records and other data of such party as may be required to be maintained by applicable law, for such periods as such laws may require.

         (b) During the Term and for three (3) years thereafter, MedE shall maintain on its premises all usual and proper records and books of account and all usual and proper entries to substantiate the number of claims and transactions processed in connection with the MedE Services. In order to verify statements issued by MedE and MedE's compliance with the terms of this Agreement, Medic may audit, or cause an audit to be made of, MedE's books and records. Any audit shall be conducted during regular business hours at MedE's facilities upon five
(5) days' prior written notice. Any audit shall be conducted by Medic or an independent certified public accountant selected by Medic (other than on a contingent fee basis), provided that, if Medic elects to use an independent certified public accountant, such accountant shall be reasonably acceptable to MedE. MedE agrees to provide Medic or its designated auditors, as the case may be, access to all relevant records and facilities of MedE, and Medic agrees to take such actions as are reasonable to minimize any disruption to MedE's business. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be paid for by Medic unless material discrepancies are disclosed. "Material" shall mean at least 10% (in Medic's favor) of the amount that was reported. If material discrepancies are disclosed, MedE agrees to pay Medic for the reasonable costs associated with the audit. In no event shall audits be made more frequently than semi-annually unless the immediately preceding audit disclosed a material discrepancy.

         Section 25. Non-Solicitation. (a) During the Term and for a period of one (1) year following the expiration or termination of the Term, neither MedE nor any of its affiliates, nor any of its or their employees, officers or directors, will, directly or indirectly, solicit or endeavor to entice away from Medic or any of its affiliates or otherwise intentionally interfere with Medic's relationship with, any person or entity who or which (i) is at the time employed by or otherwise engaged to perform services (other than clerical or routine administrative services) for Medic or any of its affiliates or (ii) is, or has been within the two-year period ending on the date of such expiration or termination, a Medic Subscriber or other customer or client of Medic or any of its affiliates.

         (b) During the Term and for a period of one (1) year following the expiration or termination of the Term, neither Medic nor any of its affiliates, nor any of its or their employees, officers or directors, will, directly or indirectly, solicit or endeavor to entice away from MedE or any of its affiliates or otherwise intentionally interfere with Medic's relationship with, any person or entity who or which (i) is at the time employed by or otherwise engaged to perform services (other than clerical or routine administrative services) for MedE or any of its affiliates or (ii) is, or has been within the two-year period ending on the date of such expiration or termination, a customer or client of MedE or any of its affiliates.

         Section 26. Force Majeure. Neither Medic nor MedE shall be held liable for failure to fulfill its respective obligations hereunder if such failure is caused by strikes, acts of God, flood, extreme weather, fire, or other natural calamity, or similar causes beyond the control of such party (each a "Force Majeure Event"). Notwithstanding the foregoing, a Force Majeure Event will not excuse MedE from performance of its obligations hereunder if and to the extent a Disaster Recovery System (as provided in Section 14) would have mitigated any such failure on the part of MedE to perform such obligations. During the pendency of a Force Majeure Event, each of the parties shall take all reasonable steps to furnish the services required hereunder by other means, and, in any event, shall, upon termination of such Force Majeure Event, forthwith resume obligations under this Agreement.

         Section 27. Relationship of Parties. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment arrangement between the parties hereto, nor shall either party have the right, power or authority to create any obligation or duty, expressed or implied, on behalf of the other party hereto.

         Section 28. Assignment. Notwithstanding anything to the contrary contained in this Agreement, each party hereto may assign, or provide the benefit of, this Agreement or any rights hereunder to any parent, subsidiary, affiliate or successor in interest (including a successor in interest to substantially all the assets of such party). Notwithstanding anything to the contrary contained in this Agreement, Medic may subcontract or sublicense any rights granted to it under this Agreement to any third party person or entity for use for the benefit of Medic or any of its affiliates (such as in an outsourcing arrangement), except any third party person or entity who is a direct competitor of MedE unless MedE gives its prior written consent (which consent shall not be unreasonably withheld), provided, however, that all obligations for performance under this Agreement shall remain with Medic following such subcontract or sublicense. Except as provided in the foregoing, this Agreement may not be assigned by either party without the other party's prior written consent, which consent shall not be unreasonably withheld, and any attempted assignment without such consent shall be null and void.

         Section 29. No Waiver. No failure on the part of either party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof or modify the terms of this Agreement. The exercise of any one remedy shall not be deemed to waive or preclude the exercise of any other remedy.

         Section 30. Entire Agreement, Amendments. This Agreement, including all the Schedules hereto, constitutes the entire agreement, understanding, and representations, express or implied, between MedE and Medic regarding the subject matter hereof and supersedes all prior communications between the parties including all oral or written proposals. No representation, warranty, promise, inducement, or statement of intention has been made by either party which is not embodied in this Agreement, and neither MedE, on the one hand, nor Medic, on the other hand, shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not embodied herein. Any amendments to this Agreement must be in writing signed by both parties hereto.

         Section 31. Severability. In the event that any provision hereof is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. It is expressly understood and agreed that each provision of this Agreement that provides for a disclaimer of warranties, limitation on liability, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such.

         Section 32. Applicable Law; Dispute Resolution. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

         (b) (i) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any breach, termination or validity thereof shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, and it shall be conducted in the English language.

         (ii) The arbitration shall be conducted by three arbitrators. The party initiating arbitration ("the Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party ("the Respondent") shall appoint its arbitrator within thirty (30) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable so to appoint a third arbitrator or so to notify the parties, then the appointment of the third arbitrator shall be made by President of the American Arbitration Association which shall promptly notify the parties of the appointment of the third arbitrator. The third arbitrator shall act as Chairman of the panel.

         (iii) The arbitral award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. This Section 32 shall in no way affect the right of either party hereto to seek interim relief in any court of competent jurisdiction, and a request for such interim relief shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate contained herein.

         Section 33. Notices. Notices required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by confirmed fax, or sent by a nationally recognized overnight courier service, or by registered or certified mail, postage prepaid, as follows:


         If to MedE, send to:

               MedE America Corporation
               90 Merrick Avenue, Suite 501
               East Meadow, NY 11554
               Attn:  David Goldwin, Esq.
               Phone (516) 542-4500 ext. 108
               Fax:  (516) 542-4508

         If to Medic, send to:

               Medic Computer Systems, Inc.
               8601 Six Forks Road, Suite 300
               Raleigh, North Carolina 27615
               Tel: (919) 847-8102
               Fax: (919) 847-7110
               Attention:

         with a copy to:

               Misys plc
               Burleigh House
               Chapel Oak

               Salford Priors   23
               Evesham, England WORCS
               WR11 5SH
               Tel: 011 44 138 687-1373
               Fax: 011 44 138-687-1045
               Attention: Ross K. Graham

or to such other address as either party shall have designated by notice to the other.

         Section 34. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, MedE and Medic have duly executed and delivered this Agreement as of the date first above written.

                                        MEDIC COMPUTER SYSTEMS, INC.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        MEDE AMERICA CORPORATION

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                                                 EXHIBIT A


                    RECOGNITION AND NONDISTURBANCE AGREEMENT

         RECOGNITION AND NONDISTURBANCE AGREEMENT (the "Agreement"), dated as of __________by and among MedE Corporation, a Delaware corporation ("MedE"), Medic Computer Systems, Inc., a North Carolina corporation ("Medic") and [PAYOR], a ____________corporation ("Payor").

                                   BACKGROUND

         WHEREAS, MedE and Payor are parties to the [Payor Agreement], dated as of [____], (the "Payor Agreement");

        WHEREAS, MedE and Medic are parties to the Transaction Processing and Development Agreement, dated as of [July _, 1998] (the "Transaction Agreement"), whereby MedE has agreed to process, via electronic data interchange ("EDI"), claims or other transactions of Medic's subscribers and customers (such services, the "MedE Services"); and

         WHEREAS, the parties hereto desire to assure Medic of its ability to continue submitting claims to Payor, upon the terms and conditions substantially similar to the Payor Agreement, irrespective of termination of the MedE Services or Medic's arrangement with MedE;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto hereby agree as follows:

         Section 1. Recognition and Nondisturbance.

         (a) Medic shall immediately notify Payor in writing upon the occurrence of any Termination Event (as defined below).

         (b) Upon occurrence of any Termination Event:

                  (i) The Payor Agreement will continue as a direct agreement between the Payor and Medic upon the terms and conditions of the Payor Agreement, but only with respect to the claims and transactions of Medic subscribers and customers being processed with such Payor, and with such changes as Payor and Medic may thereafter mutually agree in writing are appropriate under the circumstances.

                  (ii) Medic will perform all of the obligations of MedE under the Payor Agreement from and after the date of such Termination Event, but Medic shall have no liability to the Payor for acts or omissions of MedE on, prior to or after the date of such Termination Event;

                  (iii) the Payor acknowledges that Payor shall have to cooperate with Medic to establish an EDI electronic link between Medic's systems and the Payor's system as promptly as commercially practicable in accordance with and as contemplated by the terms of the Payor Agreement; and

                  (iv) Payor will (i) not disturb the rights granted to Medic to process claims and transactions of Medic subscribers and customers via an EDI link with the Payor, (ii) grant to Medic rights and benefits substantially similar to those granted to MedE under its Payor Agreement, including the rate of commissions paid by Payor in connection with processing claims and transactions via EDI and (iii) perform Payor's obligations under the Payor Agreement from and after the date of such Termination Event.

         (c)  The   provisions  of  this   Agreement   shall  be  effective  and
self-operative as of the date of such Termination Event without execution of any further instrument on the part of MedE, Payor or Medic.

         (d) Upon the reasonable written request of either Payor or Medic, Payor, Medic and MedE shall execute and deliver promptly to the requesting party such other documents or instruments (in recordable form, if so requested) reasonably necessary to effectuate or evidence the intent of the parties hereunder.

         (e) For purposes of this Agreement, "Termination Event" shall mean the occurrence of any of the following events:

                  (1) MedE becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntary or otherwise; or

                  (2) the receipt by Medic of any portion of the Medic/MedE System (as the same is defined and referred to in the Transaction
     Processing Agreement) to be received by it, including any of the items deposited by MedE into escrow in accordance with the Transaction Agreement, whether such termination is due to notice of termination by Medic or MedE or otherwise.

         Section 2. Consent of Payor. Payor consents to, and shall give Medic the benefit of, Medic's assumption and performance of terms and obligations substantially similar to the duties of MedE under the Payor Agreement.

         Section 3. Assignment. Notwithstanding anything to the contrary contained in this Agreement , each party hereto may assign this Agreement or any rights hereunder to any parent, subsidiary, affiliate or successor in interest (including a successor in interest to substantially all the assets of such party). Notwithstanding anything to the contrary contained in this Agreement, Medic may subcontract or sublicense any rights granted to it under any Agreement to any third party person or entity for use for the benefit of Medic (such as in an outsourcing arrangement), provided, however, that all obligations for performance under this Agreement shall remain with Medic following such assignment. Except as provided in the foregoing, this Agreement may not be assigned by either party without the other party's prior written consent, which consent shall not be unreasonably withheld, and any attempted assignment without such consent shall be null and void.

         Section 4. No Waiver. No failure on the part of either party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof or modify the terms of this Agreement. The exercise of any one remedy shall not be deemed to waive or preclude the exercise of any other remedy.


         Section 5. Entire Agreement, Amendments. This Agreement, together with the Payor Agreement, constitutes the entire agreement, understanding, and representations, express or implied, among the Payor, MedE and Medic regarding the subject matter hereof and supersedes all prior communications between the parties including all oral or written proposals. No representation, warranty, promise, inducement, or statement of intention has been made by either party which is not embodied in this Agreement, and neither MedE, on the one hand, nor Medic, on the other hand, shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not embodied herein. Any amendments to this Agreement must be in writing signed by both parties hereto.

         Section 6. Severability. In the event that any provision hereof is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. It is expressly understood and agreed that each provision of this Agreement that provides for a disclaimer of warranties, limitation on liability, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such.

         Section 7. Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

         Section 8. Notices. Notices required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by confirmed fax, or sent by a nationally recognized overnight courier service, or by registered or certified mail, postage prepaid, as follows:


         If to Payor, send to:

         If to MedE, send to:

               MedE America Corporation
               90 Merrick Avenue, Suite 501
               East Meadow, NY 11554
               Attn:  David Goldwin, Esq.
               Phone (516) 542-4500 ext. 108
               Fax:  (516) 542-4508


         If to Medic, send to:

               Medic Computer Systems, Inc.
               8601 Six Forks Road, Suite 300
               Raleigh, North Carolina 27615
               Tel: (919) 847-8102
               Fax: (919) 847-7110
               Attention:

          with a copy to:

               Misys plc
               Burleigh House
               Salford Priors
               Evesham, England WORCS
               WR11 5SH
               Tel: 011 44 138 687-1373
               Fax: 011 44 138-687-1045
               Attention: Ross K. Graham
or to such other address as either party shall have designated by notice to the other.

         Section 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of MedE, Medic and the Payor have duly executed and delivered this Agreement as of the date first above written.

                                        [PAYOR]



                                        By:
                                           -----------------------------
                                             Name:
                                             Title:



                                        MEDIC COMPUTER SYSTEMS, INC.


                                        By:
                                           ------------------------------
                                             Name:
                                             Title:


                                        MEDE AMERICA CORPORATION


                                        By:
                                           -----------------------------
                                             Name:
                                             Title:

                        Transaction Processing Agreement

                                List of Schedules
                                -----------------

Schedule 1                Medic/MedE System
Schedule 2(a)             Medic/MedE Transaction Processing Relationship
                                Guidelines
Schedule 2(b)             Standard Data Format
Schedule 3(a)             Payor Schedule
Schedule 3(b)             Revenue Rates
Schedule 4                Development Milestones
Schedule 5(a)             Development Specifications
Schedule 5(b)             Payor Implementation Guide
Schedule 5(d)             Medic/MedE System Performance and Scalability Criteria
Schedule 7(a)             Processing Milestones
Schedule 7(c)             Damages Relating to Processing Milestones
Schedule 8(a)             Payment Schedule
Schedule 13(b)            Customer Service
Schedule 15(b)(iii)       Third Party Software and Other Rights
Schedule 16               Escrowed Materials

                                   Schedule 1

                                Medic/MedE System

The "Medic/MedE System" shall include, but not be limited to, (a) any and all electronic links established to Medic and to any Payors, including any software provided and licensed thereto, (b) hardware including but not limited to servers, equipment for receiving and transmitting data communications and any other hardware used by MedE to provide the MedE Services, (c) any and all documentation, third party software or other rights (whether incorporated as a component or used in connection with development of the Medic/MedE System), and
(d) upon the occurrence of any Termination Event (other than a Termination Event declared by MedE under clauses (iv) or (vi) of Section 18(a)), the source code and other Escrowed Materials (as defined in Section 16).

                                  Schedule 2(a)

            Medic/MedE Transaction Processing Relationship Guidelines

--       Medic will make multiple transmissions throughout the day

-- MedE will be able to receive claims 24 hours-a-day, 7 days-a-week, 365 days-a-year, except for scheduled maintenance and down times.

--       The cutoff for claims transmission will be    *****

--       MedE will provide dial backup of claims transmission.

-- MedE will provide daily control totals for incoming and outgoing claim transmission

-- MedE will forward to Medic any status or other messages from any Payor with respect to any claims or transactions of any Medic Subscriber.

-- Medic shall be responsible for implementing an enrollment process to enroll any Medic Subscribers with the Payors.

--       MedE will assign to each claim or transaction a tracking number.

-- MedE shall have the right to change the passwords used by Medic to access the Medic/MedE System every 90 days; provided, however, that MedE shall inform Medic in advance of any such password changes.

-- MedE will provide Medic with five (5) business days' prior written notice of all scheduled down time for maintenance and system upgrade, provided, however, that in the case of an emergency, MedE shall provide Medic with such notice as soon as is reasonably possible.

                                  Schedule 2(b)

                              Standard Data Format
                              --------------------

The "Data Format" for communications for transactions between Medic and MedE will be Medic National Standard Format (NSF) for claims and Medic NSF remittance.

                                  Schedule 3(a)

                                 Payor Schedule
                                 --------------

June 1998 list of commercial and governmental Payors as provided to MedE on or prior to the date hereof.

                                  Schedule 3(b)

                                  Revenue Rates
                                  -------------

*****

                                   Schedule 4

                             Development Milestones
                             ----------------------

     -   *****

     - MedE shall provide Medic with development services to support the development and implementation of ***** . MedE and Medic shall mutually agree further on the schedule for such remittance development and implementation.

                                  Schedule 5(a)

                           Development Specifications
                           --------------------------

-- The Medic/MedE System shall have the capability to transmit transactions and claims processed by Medic via EDI to Payors, obtain a result set for each such transaction and/or claim, act on the result set and transmit the result set via EDI to Medic.

-- MedE will furnish a weekly status report to the Medic Project Manager, which report shall include the status of all active projects with respect to each Payor and each MedE developer. These reports will also include "Actual Project Status versus Goals," "Time Spent versus
         Allocated," and potential problem areas in the development of the Medic/MedE System.

-- Development cycle for establishing an electronic link with any Payor shall start with receipt of specifications, contact person information and signed Payor Agreement with such Payor.

--       Development does not include claim referral and eligibility.

-- On a monthly basis MedE will furnish to the Medic Project Manager a status report in respect of each MedE developer and any Payor then being linked, as well as forward looking plans for the next 90 days, claims and transaction volumes versus established goals, and projected claims and transaction volumes for the next 90 days.

-- Medic will supply test claims to MedE within an appropriate time frame after signing any Payor Agreement as the parties may mutually agree upon.

                                  Schedule 5(b)

                           Payor Implementation Guide
                           --------------------------

See attached "Payer Implementation Guide"

Commercial Claims

-- Each electronic link to a Payor shall be considered completed and tested only if it has tested in accordance with one of the following:
          *****



Government Claims

-- Each electronic link to a Payor shall be considered completed and tested only if it has either been: *****

Payor Implementation Guide

-        INITIAL PAYOR CONTACT

         1. Obtain Contact Name and Numbers for EDI Testing, Production, Billing, and Provider Support

         2.    Order Claim, Communication, Report and Remittance Specifications

         3.    Obtain all Vendor and Provider Enrollment Forms with Instructions

         4.    Negotiate and agree upon a Payor Agreement

         5.    Agree upon procedures to establish link

-        DEVELOPMENT

         1.    Fill out and submit Vendor Enrollment

         2.    Review specifications

         3.    Create Electronic Format and Map

         4.    Write initial Payor specific edits

         5.    Obtain or create test claims

-        IN-HOUSE TESTING

         1.    Obtain test data

         2.    Run test data through Payor specific edits on MedE Claim

         3.    Run test data through electronic format and map

         4.    Validate output file

-        PAYOR TESTING

         1.   Set up communication (obtain modem number, submitter ID and login)

         2.   Transmit test claims to Payor (notify Payor of transaction)

         3.   Contact Payor for test results

         4.   Make corrections if errors are found

         5.   Send out a second test for claim validation (more detailed)

         6.   Contact Payor for test results from second file

         7.   Set up router for Electronic Reports (if available)

-        LIVE CLIENT TEST

         1.   Obtain sample of live claims for client

         2. Follow up on Provider Enrollment (must be completed before first live file is sent)

         3.   Set up Live Communication

         4.   Process and transmit claims to Payor

         5.   Pick up Electronic Reports

         6. Route reports to Providers' directory for pick up with their next submission

         7. Review reports on a daily basis, making changes when needed until the accept rate is ***** or above

-        REMITTANCE (IF REQUESTED)

         1.    Work  with  Provider  and Payor to set up  Electronic  Remittance
               Advice

         2.    Follow up with details of the contract

         3. Create Map to read input file then export the file based on the Providers' needs

         4.    If applicable, test with Payor and Provider

         5.    Pick up Electronic Remittance from Payor

         6.    Run through conversion map

         7.    Route to Provider

Payor Implementation Time Line
------------------------------
*****

Remittance Implementation Guide

Implementation is per Payor

-        Initial Provider Contact (2-3 Days)

         1. Obtain Contact Name and Numbers for EDI Testing, Production Provider Support

         2.    Develop Report and Remittance Specifications with Provider

-        Initial Payor Contact

         (this is done in cooperation with the claim processing development)

         1. Obtain Contact Name and Numbers for EDI Testing, Production Provider Support

         2.    Obtain Report and Remittance Specifications from Payor

         3.    Negotiate and agree upon a Payor Agreement

         4.    Agree upon procedures to establish link

-        Development *****

-        In-house Testing *****

         1.   Obtain test remittance

         2.   Validate test data format

         3.   Run test data through maps

         4.   Validate output file

         5.   Make changes as necessary

-        Testing *****

         (This time frame can vary depending on the medium used to obtain and deliver the remittance, i e. tape, electronic, etc., and the remittance cycle of the Payor)

         1.   Set up communication with Payor
              (this will be in place for all but new Payors)

         2.   Set up communication with Provider

              (this will be in place for most providers who submit claims)

         3.   Receive test remittance from Payor

         4.   Transmit remittance (in Provider format) to Provider

         5.   Contact Provider for test results

         6.   Make corrections per Provider requests

-        Automate Process *****

         1.   Write scripts to automate communication and processing

         2.   Activate automated process after testing phase is complete

Remittance Implementation Guide

-        Initial Provider Contact - *****

-        Negotiate and agree upon a Payor Agreement

-        Agree upon procedures to establish link

-        Initial Payor Contact - ******

-        Development - *****

-        In-house Testing - *****

-        Live Testing - ongoing

-        Automate Process - *****

Total development time is *****.

                                  Schedule 5(d)

             Medic/MedE System Performance and Scalability Criteria
             ------------------------------------------------------

The Medic/MedE System shall meet the following standards of performance and scalability:

(1)      Claims  submitted by Medic for  processing by the MedE Services must be
         (i) processed within ***** of transmission of such claims, or (ii) if such claims are not processed within ***** of transmission, such claims must be processed *****

(2)      The MedE system  contains no limitations  in Field  Lengths,  Counters, etc. that will negatively impact the ability to efficiently handle Medic's current and future volumes (including, without limitation,
         ***** .

(3) Medic intends to exercise its right to query the Medic Database for analysis and reporting purposes on a regular basis. MedE warrants that the production environment will provide adequate response times to the reasonably necessary or desirable number of on-line queries without negatively impacting the transaction processing system in violation of
         (1) above. In the event that the transaction processing system does not complete its tasks within the allotted times set forth in (1) above, MedE agrees to enhance the environment to bring the transaction processing times into compliance.

(4) Bandwidth provided by MedE to Medic must be sufficient to ensure that the communication links between Medic and MedE are not a constraining factor in the times required to process claims and other EDI transactions.

                                  Schedule 7(a)

                              Processing Milestones
                              ---------------------

Milestone Dates                                      Processing Milestone
---------------                                      --------------------

   *****

                                  Schedule 7(c)

                    Damages Relating to Processing Milestones
                    -----------------------------------------

Damages for failure to meet any Processing Milestone shall be the amount equal to ***** .

                                  Schedule 8(a)

                           Commission Payment Schedule
                           ---------------------------

MedE Payment Obligation
-----------------------

Medic and MedE agree to pay to Medic      *****

Medic Payment Obligation
------------------------
Medic shall pay to MedE      *****

                                 Schedule 13(b)

                                Customer Service
                                ----------------

- MedE will provide second-level telephone support to Medic between the hours of 7:00 a.m. to 6:00 p.m., Eastern standard time, and will provide an average call response time of no greater than 2 hours from their Help Desk.

- MedE will provide a dedicated person for Medic's questions and inquiries

                               Schedule 15(b)(iii)

                              Third Party Software
                              --------------------

The following is a list of third party software used in or in connection with the Medic/MedE System:

         Solaris Operating system

         Informix database license and software

         Mercator Data Mapping software

         Procomm Communications software

         NT Back Office

                                   Schedule 16

                               Escrowed Materials
                               ------------------

- Appropriate product related information for all electronic links to Payors will be placed into escrow with an escrow agent designated by Medic within 30 days of closing. This will include but not be limited to:

         -    Data Communications Source Code and Specifications
         -    Business Logic
         -    Data Element Mapping
         -    End User Documentation
         -    Technical Specifications and Documentation

- A backup copy of all MedE executable programs required to run the Medic/MedE System and operate the MedE Services successfully.

- All documentation required to effectively install, prepare, execute, and maintain the Medic/MedE System and operate the MedE Services.

- Escrowed Materials will be updated every 30 days until and including July 1, 1999. After July 1, 1999, Escrowed Materials will be updated every 60 days.